Exhibit 5.1

May 30, 2025

Costamare Bulkers Holdings Limited
7 Rue du Gabian
MC 98000 Monaco

Re:	Costamare Bulkers Holdings Limited

Dear Sirs:

We have acted as special counsel on matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) to Costamare Bulkers Holdings Limited (the “Company”) in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the shelf registration by the Company of its (i) common stock, including preferred stock purchase rights (the “Rights”), par value $0.0001 per share (the “Common Stock”), (ii) preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) equity subscription rights of the Company (the “Subscription Rights”), (v) warrants of the Company (the “Warrants” and together with the Common Stock, Preferred Stock, the Debt Securities and the Subscription Rights, the “Non-Unit Securities”) and (vi) units of the Company comprised of one or more of the Non-Unit Securities (the “Units” and together with the Non-Units Securities, the “Securities”) some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate offering price of up to $200,000,000.  Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

3 WTC 175 Greenwich Street 55th Floor New York, NY 10007 212.509.9400 800.437.7040 212.509.9492 Fax cozen.com

Costamare Bulkers Holdings Limited
May 30, 2025

In so acting, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the form of preliminary prospectus (the “Prospectus”) included therein, (ii) the Shareholders Rights Agreement dated as of April 16, 2025 (the “Shareholders Rights Agreement”) between the Company and Equiniti Trust Company, LLC, as rights agent, and (iii) originals, or copies certified or otherwise identified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as photostatic or facsimile copies, and the accuracy of the factual representations made to us by officers and other representatives of the Company.  We have further assumed that the Shareholders Rights Agreement has not been amended or modified and remains in full force and effect on the date hereof.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock, including shares of Common Stock issuable upon conversion, exchange or exercise of any Securities that may be issued under the Registration Statement, have been duly authorized and will be validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than par value, if any, thereof, (iv) any Securities consisting of Preferred Stock, including shares of Preferred Stock issuable upon conversion, exchange or exercise of any Security that may be issued under the Registration Statement, will be duly authorized and validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, and (vii) all Securities will be issued in compliance with applicable U.S. Federal and State securities laws and the laws of any other jurisdiction where the Securities may be offered for sale.

With respect to the issuance and sale of any series of Preferred Stock, we have further assumed that appropriate statement of designations, or similar instruments setting forth the preferential, deferred, qualified and/or special rights, privileges, and/or conditions with respect to such series of Preferred Stock will have been duly adopted by Company’s Board of Directors in the form to be incorporated by reference in and filed as an exhibit to the Registration Statement.

Costamare Bulkers Holdings Limited
May 30, 2025

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement (the “Warrant Agreement”) with respect to such Warrants will have been executed and delivered by the Company, as issuer, and a warrant agent, (ii) the Warrant Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by the warrant agent appointed by the Company, and (iv) the Warrants will have been issued and delivered by the Company (a) against receipt of consideration therefor approved by the Company and (b) as provided in the Warrant Agreement.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) an indenture in substantially the form annexed to or incorporated by reference in the Registration Statement which we have reviewed together with any applicable supplemental indenture (an “Indenture”) will have been duly executed and delivered by the Company and the trustee named therein, (ii) such Indenture will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, and (iii) with respect to all Debt Securities, when issued, such Debt Securities will be executed, authenticated, issued and delivered by the Company (a) against receipt of consideration therefor approved by the Company and (b) as provided in such Indenture.

With respect to the issuance and sale of Subscription Rights, we have further assumed (i) a subscription rights agreement (the “Subscription Agreement”) with respect to such Subscription Rights will have been executed and delivered by the Company and the other parties thereto, (ii) the Subscription Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, (iii) the Subscription Rights will have been duly executed and delivered by the Company (a) against receipt of consideration therefor approved by the Company and (b) as provided in the Subscription Agreement.

With respect to the issuance and sale of any Units, we have further assumed that (i) a unit agreement (the “Unit Agreement”) with respect to such Units will have been executed and delivered by the Company, as issuer, and a unit agent, (ii) the Unit Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, (iii) the Units will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by the unit agent appointed by the Company, and (iv) the Units will have been issued and delivered by the Company (a) against receipt of consideration therefor approved by the Company and (b) as provided in the Unit Agreement.

We have also assumed the power, authority and legal rights of all parties (other than the Company) to the Shareholders Rights Agreement to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of such document by such parties.

Costamare Bulkers Holdings Limited
May 30, 2025

This opinion is limited to Marshall Islands Law as of the date hereof.  In rendering our opinion as to the due incorporated and valid existence in good standing of the Company, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of the Marshall Islands on May 29, 2025.  In rendering our opinion in Paragraph E below, we have, with your permission, relied on the opinion addressed to you dated the date hereof of Cravath, Swaine & Moore LLP, U.S. counsel to the Company, with respect to the Shareholders Rights Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.	The Company is a corporation duly incorporated, validly existing and in good standing under the law of the Republic of The Marshall Islands.

B.
Any Securities consisting of Common Stock or Preferred Stock, including any shares of Common Stock or Preferred Stock issued on conversion, exchange or exercise of other Securities when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

C.
Any Securities consisting of Warrants, Subscription Rights, Debt Securities or Units will constitute legal, valid and binding obligations of the Company, and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

D.
The Company has taken all corporate action required to authorize the execution and delivery of the Shareholders Rights Agreement and the issuance of the Rights, and the Shareholders Rights Agreement has been duly executed and delivered by a duly authorized signatory of the Company.

E.
When issued in accordance with the terms of the Shareholders Rights Agreement, the Rights associated with the Common Stock will have been validly issued and will constitute valid and binding obligations of the Company.

Our opinions in Paragraphs C and E above are subject to the qualification that the rights and remedies of any party to the Shareholders Rights Agreement, the Warrant Agreement, the Subscription Agreement, the Indentures or the Unit Agreement (a) may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors’ rights from time to time in effect, and (b) are subject to general principles of equity (regardless of whether such rights and remedies are considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

Costamare Bulkers Holdings Limited
May 30, 2025

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.  We disavow any undertaking to advise you of any changes in laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in such Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Cozen O'Connor

COZEN O'CONNOR